UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: June 29, 2011

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2011, NovaBay Pharmaceuticals, Inc. (“NovaBay”) entered into an exclusive placement agent agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) relating to the issuance and sale of (a) up to 4,650,675 shares of NovaBay’s common stock and (b) warrants to purchase up to 3,488,005 shares of NovaBay’s common stock with an exercise price of $1.33 per share.  The shares of common stock and the warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.75 of a share of common stock, at a purchase price of $1.11 per unit.  Each unit’s component share of common stock and warrant is immediately separable and will be issued separately.  There is not expected to be any trading market for the units or the warrants issued in the offering contemplated by the Placement Agent Agreement.  Under the terms of the transaction, NovaBay will sell the units to investors for expected gross proceeds of approximately $5.2 million.

Each warrant is exercisable six months after issuance and will expire five years from the date of issuance. In the event that NovaBay's stock price equals or exceeds twice the exercise price over a specified period, NovaBay may require that the holders exercise 1/3 of the warrants and, if not exercised, the right to exercise the 1/3 of the warrants will terminate.

Pursuant to the terms of the Placement Agent Agreement, NovaBay has agreed to pay the Placement Agent a fee equal to 4.8% of the gross proceeds from the offering of common stock and warrants in the offering.  In addition, NovaBay will pay an aggregate of approximately $61,950 to Maxim Group LLC, Griffin Securities, Inc. and LifeTech Capital, a division of Aurora Capital, as financial advisors to NovaBay in the offering.

The sale of the common stock and warrants is being made pursuant to subscription agreements between NovaBay and the investors. The closing of the offering is expected to take place on July 5, 2011, subject to the satisfaction of customary closing conditions.  A copy of the Placement Agent Agreement, form of warrant and form of subscription agreement are attached as Exhibits 1.1, 4.1 and 99.1 hereto, respectively, and are incorporated herein by reference.

The common stock and warrants were offered and will be issued pursuant to a prospectus supplement which has been filed with the Securities and Exchange Commission on the date hereof in connection with a shelf takedown from NovaBay’s registration statement on Form S-3 (File No. 333-159917), as amended (the “Shelf Registration Statement”), which became effective on August 11, 2009. A copy of the opinion of Cooley llp relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

On June 29, 2011, NovaBay issued a press release announcing the pricing of the offering.  A copy of the press release is attached as Exhibit 99.2 hereto.

The foregoing descriptions of the Placement Agent Agreement, form of warrant and form of subscription agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

NovaBay offered and is selling the above referenced securities pursuant to the Shelf Registration Statement.  This Current Report on Form 8-K is being filed in part for the purpose of incorporating the Exhibits 1.1, 4.1, 5.1, 99.1 and 99.2 of this report by reference into the Shelf Registration Statement for purposes of this offering.  The benefits of the representations and warranties set forth in Exhibits 1.1, 4.1 and 99.1 that are intended for the investors in the Offering are intended only for the investors in the Offering and do not constitute continuing representations and warranties of NovaBay to any future or other investors.

  Item 9.01  Financial Statements and Exhibits.

  (d)       Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated June 29, 2011, by and between NovaBay Pharmaceuticals, Inc. and Roth Capital Partners, LLC
4.1	Form of Warrant
5.1	Opinion of Cooley llp
23.1	Consent of Cooley llp (reference is made to Exhibit 5.1)
99.1	Form of Subscription Agreement
99.2	Press Release dated June 29, 2011 entitled “NovaBay Pharmaceuticals, Inc. Announces Pricing Registered Direct Offering of Common Stock and Warrants.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated:  June 29, 2011

Exhibit Index

Exhibit No.	Description
1.1	Placement Agent Agreement, dated June 29, 2011, by and between NovaBay Pharmaceuticals, Inc. and Roth Capital Partners, LLC
4.1	Form of Warrant
5.1	Opinion of Cooley llp
23.1	Consent of Cooley llp (reference is made to Exhibit 5.1)
99.1	Form of Subscription Agreement
99.2	Press Release dated June 29, 2011 entitled “NovaBay Pharmaceuticals, Inc. Announces Pricing of Registered Direct Offering of Common Stock and Warrants.”

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